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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Unocal Corporation (the "Company") of our report dated February 14, 2002 relating to the consolidated financial statements and financial statement schedules, which appears in the Company's Annual Report on Form 10-K for the year ended December 31, 2001. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

                                          PRICEWATERHOUSECOOPERS LLP

Los Angeles, California
September 4, 2002